Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders
Federated Insurance Series:


We consent to the use of our reports dated February 14, 2008, for the Federated Insurance Series, comprised of the following funds: Federated American Leaders Fund II, Federated Capital Appreciation Fund II, Federated Capital Income Fund II, Federated Equity Income Fund II, Federated Fund for U.S. Government Securities II, Federated Mid Cap Growth Strategies Fund II, Federated High Income Bond Fund II, Federated International Equity Fund II, Federated Kaufmann Fund II, Federated Prime Money Fund II and Federated Quality Bond Fund II, incorporated herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                  /s/ KPMG LLP


Boston, Massachusetts
April 22, 2008